                            REINSURANCE AGREEMENT
                                   BETWEEN
                   MEMORIAL SERVICE LIFE INSURANCE COMPANY
                                     AND
                   LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                                     AND
                NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS

MEMORIAL SERVICE LIFE INSURANCE COMPANY, an insurer organized and operating under the laws of the state of Texas, and LINCOLN MEMORIAL LIFE INSURANCE COMPANY, an insurer organized and operating under the laws of the state of Texas (hereinafter collectively referred to as "Ceder"), and NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS, an insurer organized and operating under the laws of the state of Texas (hereinafter referred to as "Reinsurer"), enter into this Reinsurance Agreement hereinafter referred to as the "Agreement") and mutually agree and covenant as follows:


                                  ARTICLE I

                                 DEFINITIONS

As used in this Agreement:

A.       Coinsurance Effective Date shall mean November 30, 2000.
         --------------------------
B.       Coinsurance Percentage shall mean 90%.
         ----------------------
C.       Net Policy Reserves means reserves established for the Policies in an
         -------------------
amount equal to the sum of the unearned premium reserve, the actuarial reserve, other premium reserves (including due and advance premiums) and other miscellaneous reserves and policy liabilities (including the claim liability) associated with the policies reinsured hereunder. Such Net Policy Reserves shall be computed in accordance with commonly accepted actuarial standards consistently applied and fairly stated in accordance with sound actuarial principles and practices on a statutory basis.


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

D.       Policies mean all Policies issued by Ceder except those described
         --------
in Exhibit C that are sold by National Prearranged Services, Inc., National Prearranged Agency, Inc., Forever Preneed Insurance Agency, Inc. and their respective successors and assigns on and after the Coinsurance Effective Date.


                                  ARTICLE II

                           COINSURANCE OF POLICIES

A.       General
         -------
Subject to the terms and conditions of this Agreement, Ceder hereby cedes to Reinsurer and Reinsurer hereby accepts the Coinsurance Percentage of Ceder's obligations and liabilities under the Policies as of the Coinsurance Effective Date. As of the Coinsurance Effective Date, Reinsurer agrees to be responsible for the reserves and liabilities applicable to Reinsurer's portion of the Policies.

B.       Commencement of Reinsurance Liability
         -------------------------------------
Reinsurer shall bear and have responsibility for the payment of liabilities arising from or with respect to the Reinsurer's portion of the Policies on and after the Coinsurance Effective Date.

C.       Termination of Coinsurance
         --------------------------
The coinsurance under this Article II shall remain in full force and effect until the liabilities under the Policies have been discharged in full.

D.       Coinsurance Terms
         -----------------
         1.       Definitions
                  a.       Coinsurance Premium
                  The Coinsurance Premium, for each month, shall be equal to the gross premiums collected, net of any premium refunds, on Reinsurer's portion of business reinsured hereunder.

                  b.       Coinsurance Claims


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

                  The Coinsurance Claims, for each month, shall be equal to Reinsurer's portion of the claims incurred and paid by Ceder during the month, on insurance policies covered hereunder.

                  c.       Surrenders
                  The Surrenders, for each month, shall be equal to Reinsurer's portion of the cash surrender values incurred and paid by Ceder during the month, on insurance policies covered hereunder.

                  d.       Premium Taxes
                  Reinsurer shall reimburse Ceder for premium taxes paid on Reinsurer's portion of the business reinsured hereunder.

                  e.       Expense Allowance
                  The Expense Allowance shall be equal to the amounts shown in Exhibit A.

                  f.       Policyholder Dividends
                  Reinsurer shall not participate in any Policyholder Dividends declared by Ceder.

                  g.       Policy Loans
                  Policy loans will be reinsured and thus Reinsurer shall participate in the Coinsurance Percentage of policy loans made by Ceder.

         2.       Settlement Terms

                  a.       By Ceder:

                  Ceder will pay Reinsurer the sum of:

                           i.    the Coinsurance Premium for the month;

                           ii. interest and principal payments received by Ceder on the Coinsurance Percentage of Policy Loans for the month.

                  b.       By Reinsurer:


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

                  Reinsurer will pay Ceder the sum of:

                           i. Coinsurance Claims (including any special expenses incurred and paid by Ceder in Contesting, compromising and litigating claims but excluding any routine investigative and administrative expenses incurred by its full-time employees) incurred during the month;

                           ii.   The Expense Allowance for the month;

                           iii.  Surrenders for the month;

                           iv.   Premium taxes for the month

                           v.    Policy Loans made by Ceder for the month.

                  Within 10 days after the end of each month, Ceder will prepare a monthly settlement report containing at least the items delineated in Article II(D)(2). Payments, as required by this provision, shall be netted. If according to the monthly settlement report, Ceder owes Reinsurer, such amount due will accompany the settlement report. If Reinsurer owes Ceder, Reinsurer will pay Ceder the amount due within 5 days after receipt of the settlement report. If there is a delayed settlement of any payment, there will be an interest penalty at the rate of 9.0% per annum applied to the amount of the delayed settlement.

E.       Coinsurance Administration
         --------------------------
Ceder shall administer the Policies and perform all accounting. Reporting shall be on a bulk basis. An annual listing of coinsurance in force shall be provided to Reinsurer by Ceder. At least quarterly, a report known as the Periodic Report shall be furnished to Reinsurer by Ceder detailing the reserves, experience and such other items as are required to compute the Net Policy Reserves and any other amount required for the functioning of this Agreement, including those amounts referenced in Section D.2 of this article. Ceder shall bear all expenses incurred in connection with the Policies reinsured hereunder, except as otherwise provided herein.

F.       Insolvency
         ----------

The Reinsurer hereby agrees that in the event of the insolvency of the Ceder, this Reinsurance Agreement shall be so construed that the reinsurance shall be payable directly to the Ceder or to its liquidator, receiver or statutory successor by the Reinsurer, without diminution because of the insolvency of the Ceder and on the basis of the liability of the Ceder. It is further agreed that the liquidator, the receiver, or the statutory successor of the Ceder shall give written notice to the Reinsurer of the pendency of claims. The Reinsurer may investigate any such claim and interpose at its own expense in the proceedings where such claim is to be adjudicated any defenses which it may deem available to the Ceder, or its liquidator, receiver, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceder as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceder or to its liquidator, receiver, or statutory successor solely as a result of the defense undertaken by the Reinsurer.

G.       Trust Agreement
         ---------------
If required in order for Ceder to take appropriate reserve credits, Ceder, Reinsurer and any other necessary third parties will enter into a Reserve Trust Agreement in accordance with the usual and customary requirements of such arrangements.


                           ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF CEDER

Ceder hereby represents and warrants to Reinsurer that:

A.       Organization, Standing and Power
         --------------------------------

Ceder is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature


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

of its business makes such licensing, qualification or admission necessary. Ceder has full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

B.       Authority
         ---------
The execution, delivery and compliance with the terms of this Agreement by Ceder and performance by Ceder of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Ceder; and this Agreement constitutes a valid and binding obligation of Ceder which is enforceable against Ceder in accordance with its terms.

C.       Effect of Agreement
         -------------------
The execution and delivery of this Agreement by Ceder does not and the performance by Ceder of its obligations under this Agreement will not:

         1. violate any existing term or provision of any law or any writ, judgment, decree, injunction or similar order applicable to Ceder;

         2. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Ceder;

         3. result in the creation or imposition of any lien, charge, or encumbrance upon Ceder or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Ceder to perform its obligations under this Agreement; or

         4. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which Ceder is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Ceder to perform its obligations under this Agreement, except as to any rights preserved by federal or state laws to the policyowners of the Policies.


                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF REINSURER

Reinsurer hereby represents and warrants to Ceder that:

A.       Organization, Standing and Power
         --------------------------------
Reinsurer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions in which the ownership, use or leasing of its assets or properties or the conduct or nature of its business makes such licensing, qualification or admission necessary. Reinsurer has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. Reinsurer has, or will have on the Coinsurance Effective Date, all necessary authority and powers under applicable Texas Insurance Code statutes and regulations to serve as the Reinsurer of the Policies.

B.       Authority
         ---------
The execution, delivery and compliance with the terms of this Agreement by Reinsurer and performance by Reinsurer of its obligations hereunder has been duly and validly authorized by all necessary corporate action on the part of Reinsurer; and this Agreement constitutes a valid and binding obligation of Reinsurer which is enforceable against Reinsurer in accordance with its terms.

C.       Effect of Agreement
         -------------------
The execution and delivery of this Agreement by Reinsurer do not, and the performance by Reinsurer of its obligations under this Agreement will not:

         1. violate any existing terms or provision of any law or any writ, judgment, decree, injunction or similar order applicable to Reinsurer;

         2. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or bylaws of Reinsurer;

         3. result in the creation or imposition of any lien, charge, or encumbrance upon Reinsurer or any of its assets or properties that individually or in the aggregate with any other liens, charges, or encumbrances has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Reinsurer to perform its obligations under this Agreement; or

         4. conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person or entity any right of termination, cancellation, acceleration, or modification in or with respect to, any contract or agreement to which Reinsurer is a party or by which its assets or properties may be bound, and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, or on the ability of Reinsurer to perform its obligations under this Agreement.

                                  ARTICLE V

                               INDEMNIFICATION

A.       Reinsurer Indemnification of Ceder
         ----------------------------------
Reinsurer agrees that it will investigate, pay, defend or settle and bear the sole cost and expense of all claims, surrenders and litigation which are incurred under the Policies reinsured by it hereunder on and after the Coinsurance Effective Date and that it will indemnify Ceder, Ceder's directors, officers, employees, agents and successors and assigns and agrees to hold Ceder free and harmless of and from any and all loss, liability and expense (including but not limited to extra contractual, punitive, exemplary and/or consequential damages, reasonable attorneys fees and court costs or settlement fees or costs) upon or by reason of such claims, surrenders or litigation in connection with the Policies incurred as a result of any gross negligence or willful misconduct on the part of Reinsurer. In the event of a claim or surrender payment being made or litigation expense being incurred by Ceder on or after the Coinsurance Effective Date in connection with the Policies reinsured on such Coinsurance Effective Date, Ceder shall notify Reinsurer of such payment and Reinsurer shall promptly reimburse Ceder to the extent of any such payment or incurred expense.

B.       Ceder Indemnification of Reinsurer
         ----------------------------------
Ceder agrees that it will investigate, pay, defend or settle and bear the sole cost and expense of all claims, surrenders and litigation which are incurred under the Policies reinsured by it hereunder on or before the Coinsurance Effective Date and that it will indemnify Reinsurer, Reinsurer's directors, officers, employees, agents and successors and assigns and agrees to hold Reinsurer free and harmless of and from any and all loss, liability and expense (including but not limited to extra contractual, punitive, exemplary and/or consequential damages, reasonable attorneys fees and court costs or settlement fees or costs) upon or by reason of such claims, surrenders or litigation in connection with the Policies incurred as a result of any gross negligence or willful misconduct on the part of Ceder. In the event of a claim or surrender payment being made or litigation expense being incurred by Reinsurer on or before the Coinsurance Effective Date in connection with the Policies reinsured on such Coinsurance

Effective Date, Reinsurer shall notify Ceder of such payment and Ceder shall promptly reimburse Reinsurer to the extent of any such payment or incurred expense. If process is served upon Ceder with respect to any of the Policies after the Coinsurance Effective Date as to such of the Policies, Ceder shall give prompt notice thereof to Reinsurer, and Reinsurer then, in its own name and at its own cost and expense, may interpose any defense in, or may settle, compromise or otherwise dispose of, such action at Reinsurer's discretion.

C.       Notice
         ------
The party indemnified shall give the indemnifying party ten (10) days written notice of any claims asserted against or imposed upon or incurred by the party indemnified, for which indemnification or reimbursement may be sought on account of the provisions of this Agreement, but the omission so to notify the indemnifying party shall not release that party from any liability which it may have to the party indemnified otherwise than an account of the provisions of this Agreement.

The indemnifying party may give the party indemnified written notice, within five (5) days of receipt of written notice of claim as required above, of its election to conduct the defense of such demand claim, action or proceeding or other matter as set out above at its own expense. If the indemnifying party has given the party indemnified notice of election to conduct the defense, the party indemnified shall nevertheless have the right to participate in the defense thereof, but such participation shall be fully at the expense of the party indemnified without a right of further reimbursement of the expense for such participation. If the indemnifying party shall not notify the party indemnified of its election of the right to defend such claim, action or proceeding, the party indemnified may, but need not, conduct the defense of any claim, action or proceeding. The party indemnified may at any time notify the indemnifying party of its intention to settle, compromise or satisfy any such claim, action or proceeding (the defense of which the indemnifying party has not previously elected to conduct) and may make such settlement, compromise or satisfaction (at the indemnifying party's expense) unless the indemnifying party shall notify the party indemnified in writing within fifteen (15) days after receipt of such notice of intention to settle, compromise or satisfy its election to assume at its sole expense the defense of any such claim, action or proceeding and promptly thereafter take appropriate action to implement such defense. Any such settlement, compromise or satisfaction made by the party indemnified or any such final judgment or decree entered in any claim, action or proceeding defended only by the party indemnified shall be deemed to have been consented to by, and shall be binding upon, the indemnifying party as fully as though it alone has assumed the defense thereof and a final judgment or decree had been entered in such proceeding or action by a court of competent jurisdiction in the amount of such settlement, compromise, judgment or decree.

D.       Agent Actions
         -------------
Notwithstanding anything herein to the contrary, Ceder fully indemnifies Reinsurer for any expenses or liability or obligations arising form any and all actions taken, or omitted, by any agents marketing the Policies as if the actions of the agents had been committed by Ceder. This indemnification includes, but is not limited to, extracontractual liability.

                                  ARTICLE VI

                                 ARBITRATION

Any dispute which may arise under this Agreement between Ceder and Reinsurer shall be settled by an equitable rather than a strictly legal interpretation pursuant to arbitration conducted in accordance with the commercial Rules of the American Arbitration Association. In such cases, the parties will submit their differences to three arbiters, who shall not affiliated with the parties or their affiliates, or subsidiaries: one to be selected by Ceder, one to be selected by Reinsurer, and the third to be selected by the arbiters named by the parties herein. In the event of disagreement between the arbiters, the decisions will rest with the majority. The decision of the majority of the arbiters shall be binding upon the parties herein without appeal. The arbiters will be relieved of all judicial formality and may abstain from the strict rules of law. All arbiters must either be actuaries experienced in life insurance, lawyers whose primary practice includes insurance regulatory law or current or former, life insurance company executive officers.

Arbitration may be initiated by either Ceder or Reinsurer (the petitioner) by written notice to the other party identifying the nature of the dispute, demanding arbitration and naming its arbiter. The other party (the respondent) shall have 10 days after receipt of said notice within which to designate its arbiter. The third arbiter shall be chosen by the two arbiters named by the parties within 10 days thereafter and the arbitration shall be held at the place hereinafter set forth 10 days after the appointment of the third arbiter. Should the two arbiters not be able to agree on the choice of the third, then the appointment shall be as follows: Each party will chose three arbiters, two of which shall be refused by the opposing party. The third arbiter shall then be selected by lot from the remaining two. If the respondent does not name its arbiter within 10 days, the petitioner may designate the second arbiter and the respondent will not be aggrieved thereby.

Arbitration shall take place at a site agreed upon by the arbiters. The expense of the arbitration proceeding shall be borne by the losing party; provided that each party shall be responsible for expenses it incurs with respect to preparation for and presentation of evidence and witnesses at the


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


proceeding, including the expense of the arbiter it selects. The decision of the arbiters may be entered as a final judgment in any court of competent jurisdiction.


                                 ARTICLE VII

                                    NOTICE

Any notice allowed or required by the provisions of this Agreement shall be sent by certified mail, postage pre-paid, return receipt requested, to each party addressed as follows or to such other address as may be requested by such party by giving notice pursuant to this provision:

Ceder                   MEMORIAL SERVICE LIFE INSURANCE COMPANY
                        1250 Capital of Texas Hwy. S., Bld. 3, Suite 100 Austin, Texas 78746

                        LINCOLN MEMORIAL LIFE INSURANCE COMPANY
                        1250 Capital of Texas Hwy. S., Bld. 3, Suite 100 Austin, Texas 78746

Reinsurer               NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS
                        1250 Capital of Texas Hwy. South, Bld. 3, Suite 150
                        Austin, Texas 78746


                                 ARTICLE VIII

                          TERMINATION AND RECAPTURE

Except as otherwise set forth hereinafter, this Agreement may not be terminated for a period of 5 years from the Coinsurance Effective Date. After 5 years from the Coinsurance Effective Date, this Agreement may be terminated by either party only with regard to new business reinsured and with written notice six months prior to the termination date.

Notwithstanding the foregoing, this Agreement may be terminated by the Ceder at its sole written election, upon the happening of any of the following specified events:


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

         1. Clifton Mitchell shall cease to own directly or indirectly fifty percent (50%) or more of the Reinsurer;

         2. Any of the Reinsurer's licenses, permits, or authorizations to transact insurance business become the subject of a proceeding for suspension or revocation;

         3. Insolvency (however evidenced) of Reinsurer, the making of a general assignment for the benefit of creditors by the Reinsurer; the filing of any petition or the commencement of any proceeding by or against the Reinsurer for any relief under any bankruptcy or insolvency laws, or any laws relating the relief of debtors, readjustments of indebtedness, reorganization, compositions or extensions; or

         4. Default by the Reinsurer under this Agreement or any Agreement between or among the Reinsurer (or any of its affiliates) and the Ceder (or any of its affiliates).

Notwithstanding the foregoing, this Agreement may be terminated by the Reinsurer at its sole written election, upon the happening of any of the following specified events:

         1. RBT Trust II shall cease to own directly or indirectly fifty percent (50%) or more of the Ceder or National Prearranged Services, Inc., National Prearranged Agency, Inc., Forever Preneed Insurance Agency, Inc.;

         2. Any of the Ceder's or National Prearranged Services, Inc.'s, National Prearranged Agency, Inc.'s, Forever Preneed Insurance Agency, Inc.'s licenses, permits, or


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

                  authorizations to transact insurance business become the subject of a proceeding for suspension or revocation;

         3. Insolvency (however evidenced) of Ceder or National Prearranged Services, Inc., National Prearranged Agency, Inc., Forever Preneed Insurance Agency, Inc., the making of a general assignment for the benefit of creditors by the Ceder or National Prearranged Services, Inc., National Prearranged Agency, Inc., Forever Preneed Insurance Agency, Inc.; the filing of any petition or the commencement of any proceeding by or against the Ceder or National Prearranged Services, Inc., National Prearranged Agency, Inc., Forever Preneed Insurance Agency, Inc. for any relief under any bankruptcy or insolvency laws, or any laws relating the relief of debtors, readjustments of indebtedness, reorganization, compositions or extensions; or

         4. Default by the Ceder under this Agreement or any Agreement between or among the Reinsurer (or any of its affiliates) and the Ceder (or any of its affiliates).

The business reinsured under this Agreement may not be recaptured.


                                  ARTICLE IX

                              GENERAL PROVISIONS

A.       Entire Agreement
         ----------------
This Agreement, including the exhibits attached hereto, constitutes the entire understanding between Ceder and Reinsurer.


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

B.       Amendment
         ---------
This Agreement cannot be changed, modified or varied except in writing signed by duly authorized representatives of both Ceder and Reinsurer.

C.       Costs and Expenses
         ------------------
Whether or not the transaction contemplated hereby is consummated, all costs and expenses incurred in connection with this Agreement and the transaction contemplated hereby shall be paid by the party incurring such costs and expenses unless otherwise expressly provided for herein.

D.       Offset
         ------
Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Ceder or Reinsurer with respect to this Agreement or any other reinsurance Agreements between Ceder and Reinsurer are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

E.       Further Assurances
         ------------------
Ceder and Reinsurer agree to perform such additional acts and execute such additional documents and agreements as may be necessary or desirable to carry out the purpose and objectives of this Agreement.

F.       Counterparts
         ------------
This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

G.       Binding Effect
         --------------
This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

H.       Captions
         --------
The Article captions in this Agreement are for reference only and are not part of this Agreement. As such, they are not to be used in the interpretation or construction of this Agreement.

I.       Exhibits
         --------
All exhibits in this Agreement are attached hereto and incorporated into this Agreement by reference.

J.       Governing Law
         -------------
This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.


IN WITNESS WHEREOF, Ceder and Reinsurer have caused this Agreement to be executed by their respective officers duly authorized to do so, on this 18th day of December 2000.

LINCOLN MEMORIAL LIFE INSURANCE COMPANY

By: /s/ Randall K. Sutton
   ------------------------------------------

Title: President
      ---------------------------------------

By:
   ------------------------------------------

Title:
      ---------------------------------------


MEMORIAL SERVICE LIFE INSURANCE COMPANY

By: /s/ Randall K. Sutton
   ------------------------------------------

Title: President
      ---------------------------------------
By:
   ------------------------------------------
Title:
      ---------------------------------------


NORTH AMERICA LIFE INSURANCE COMPANY OF TEXAS

By: /s/ Clifton Mitchell
   ------------------------------------------

Title: CEO
      ---------------------------------------

By: /s/ George Wise
   ------------------------------------------

Title: Vice President
      ---------------------------------------


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


                                  EXHIBIT A

                              EXPENSE ALLOWANCE


The monthly Expense Allowance will equal the sum of the following items:

1.    3.5% times the first year collected premium for the month;

2.    2.5% times the renewal premium for the month;

3.    $2.00 per premium paying policy inforce;

4.    $1.00 per non-premium paying policy inforce

5.    2% times the face amount issued during the month; and

6. a Commission Allowance equal to the amount of commissions paid for the month according to the commission schedule attached as Exhibit B.



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


                                  EXHIBIT B

                             COMMISSION SCHEDULE



[This exhibit shall contain the existing NPS contracts.]

                                  EXHIBIT C

                              POLICIES EXCLUDED


Policies issued by the Ceder on and after the Coinsurance Effective Date under the described insurance plans and within the described age ranges will not be reinsured hereunder:

     1.   all 18 month pay products with issue ages over age 80;
     2.   5 year pay MIB plans with issue ages over age 70;
     3.   10 year pay MIB plans with issue ages over age 70; and
     4.   10 year annuity plans (FPA) at all issue ages.